AudioEye Reports Preliminary 101% Increase in Revenue to $1.49 Million and 88% Increase in Cash Contract Bookings to $2.80 Million for Third Quarter of 2018

TUCSON, Ariz., Oct. 25, 2018 /PRNewswire/ -- AudioEye, Inc. (NASDAQ: AEYE), the leader in cloud-based software-as-a-service (SaaS) digital content accessibility solutions, and the only web accessibility company leading with technology for sustainable compliance with ADA-related requirements and enhanced user experience, today reported select preliminary, unaudited financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Preliminary Financial Results
Revenue for the third quarter of 2018 totaled a record $1.49 million, an increase of 21% from $1.23 million in the prior quarter and 101% from $744,000 in the same year-ago period. Year-to-date revenue for 2018 totaled $3.88 million, an increase of 108% from $1.86 million for the same nine-month period in 2017.

Cash contract bookings for the third quarter of 2018 totaled $2.80 million, which compares to $3.03 million in the prior quarter and $1.49 million in the same year-ago period. For the first nine months of 2018, the company secured a record $8.04 million in cash contract bookings, an increase of 70% compared to $4.74 million in the same year-ago period.

Deferred revenue for the third quarter of 2018 totaled a record $2.50 million, an increase of 134% from $1.07 million in the same year-ago period.

Contracts in excess of deferred revenue and recognized revenue totaled $6.45 million for the third quarter of 2018, an increase of $3.69 million from $2.76 million in the same year ago period.

At quarter-end the company had $6.09 million in cash and cash equivalents.

The company plans to file its Form 10-Q with complete audited financial results with the Securities and Exchange Commission by November 14, 2018.

Third Quarter 2018 Operational Highlights

  Expanded the partnership with CU Solutions Group, a leading credit union service organization, to serve as exclusive sales and marketing agent to the credit union industry.
  Selected by Anexinet, a leading digital business technology firm, to provide a comprehensive and sustainable digital accessibility solution to its clients and company.
  Secured two new indirect partnerships with Simpleview, a destination marketing platform provider and Redstage, an e-commerce service provider.
  Chosen by NYDJ, an L.A.-based fashion brand and a pioneer in denim fit technology, to provide a comprehensive and sustainable digital accessibility solution on its corporate site at NYDJ.com.
  Completed $6.25 million growth equity financing with institutional investors to accelerate expansion efforts for the company's indirect partnership business.
  Listed the company's common stock on the Nasdaq Capital Market Exchange.
  Subsequent to the end of the third quarter, secured a new indirect partnership with NetSuite, now available in the NetSuite, SuiteApp.com.
  Increased the sales and implementation teams to go after larger market share and to continue implementing the company's service solution for the customers in a timely manner.

Financial Outlook
For the fiscal year ending December 31, 2018, AudioEye expects revenue to be between $5.0 million and $6.0 million, representing an increase of 83% to 119% compared to 2017. The company also expects cash contract bookings to be between $11.0 million and $12.0 million, representing an increase of 75% to 90% compared to 2017.

Management Commentary
"The third quarter was another successful period marked by continued execution as well as expansion for AudioEye," said company CEO Todd Bankofier. "More specifically, we achieved our eleventh consecutive quarter of increased revenue, which was driven by the strong performance of our rapidly developing partnership channel. Between direct and indirect sales, as of the date of this release, we now have 845 customers on the AudioEye Ally platform and are publishing more than a billion remediations each day. To address this growing demand, we've continued building out our implementation and sales teams, a direct use of funds from our successful $6.25 million equity raise in August. Looking ahead, we see a major market before us in the broader digital accessibility landscape, and we're primed to take advantage of the opportunity ahead."

AudioEye Executive Chairman Carr Bettis added, "Our financial performance in the third quarter was characterized by the same impressive growth we've seen throughout 2018. We remain on track with our guidance to deliver cash contract bookings between $11.0 and $12.0 million for 2018, representing growth of 75% to 90% over 2017. On the operations side, we are now seeing longer contract terms than we did historically. These longer contracts are very positive for business validation. However, when current-year revenue and deferred revenue were forecasted, we assumed a shorter average contract length than has occurred. The result is lower current year revenue but more future revenue to be realized than we had forecasted. As of quarter-end we have a total of $8.95 million in future revenue that is already under contract, comprised of $2.50 million of deferred revenue and $6.45 million of contract value in excess of deferred revenue. Furthermore, with a bolstered balance sheet and greater resources, we are well-positioned to capitalize on the greenfield opportunity ahead to ultimately create significant value for our shareholders."

Conference Call
AudioEye will hold a conference call today, October 25, 2018 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results and provide an update on its operational progress and outlook.

AudioEye management will host the conference call, followed by a question and answer period.

U.S. dial-in number: (877) 407-9208
International number: (201) 493-6784

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at (949) 574-3860.

The conference call will be broadcasted live and available for replay here. A replay of the conference call will be available after 7:30 p.m. Eastern time through November 1, 2018.

Toll-free replay number: (844) 512-2921
International replay number: (412) 317-6671
Replay ID: 13684052

About AudioEye, Inc.
AudioEye (NASDAQ: AEYE) is a technology company serving businesses committed to providing equal access to their digital content. Through patented technology, subject matter expertise and proprietary processes, AudioEye is transforming how the world experiences digital content.

Leading with technology, AudioEye identifies and resolves issues of accessibility and enhances the user experience, making digital content more accessible and more usable for more people.

AudioEye's common stock trades on the Nasdaq under the symbol "AEYE." The Company maintains offices in Tucson, Atlanta and Washington D.C. For more information about AudioEye and its online accessibility solutions, please visit www.audioeye.com.

Forward-Looking Statements
Any statements in this press release about AudioEye's expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are "forward-looking statements" as that term is defined under the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as "believe", "anticipate", "should", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", "outlook" and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the risk that the Company's bookings will not increase as currently expected or at all. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Other risks are described more fully in AudioEye's filings with the Securities and Exchange Commission. Forward-looking statements reflect management's analysis as of the date of this press release and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

Corporate Contact:
AudioEye, Inc.
Todd Bankofier, Chief Executive Officer
tbnkofier@audioeye.com(520) 308-6140

Investor Contact:
Liolios
Matt Glover or Tom Colton
AEYE@liolios.com
(949) 574-3860